Exhibit 5.2

LOEB & LOEB LLP 345 Park Avenue New York, NY 10154-1895	Main 212.407.4000 Fax 212.407.4990

May 24, 2022

Embrace Change Acquisition Corp.

5186 Carroll Canyon Rd

San Diego, CA 92121

Re: Embrace Change Acquisition Corp.

Ladies and Gentlemen:

We have acted as counsel to Embrace Change Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with two Registration Statements on Form S-1 (collectively the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), covering an underwritten public offering of (i) 7,500,000 units (the “Units”), with each Unit consisting of one of the Company’s ordinary shares, $0.0001 par value (collectively the “Ordinary Shares”), one redeemable warrant (collectively the “Warrants”), each warrant entitling its holder to purchase one Ordinary Share and one right to receive one-eighth of an Ordinary Share (collectively the “Rights”); (ii) up to 1,125,000 Units (the “Over-Allotment Units”) for which EF Hutton, division of Benchmark Investments, LLC, the representative of the underwriters (the “Representative”), have been granted an over-allotment option, (iii) all Ordinary Shares, Warrants and Rights issued as part of the Units and Over-Allotment Units; (iv) all Ordinary Shares issuable upon exercise of the Warrants included in the Units and Over-Allotment Units; and (v) all Ordinary Shares issuable upon conversion of the Rights included in the Units and Over-Allotment Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), when such Warrants and Rights are duly executed and authenticated in accordance with the underwriting agreement by and between the Company and the underwriter and issued, delivered and paid for, as contemplated by the Registration Statement and the underwriting agreement, such Warrants and Rights will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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May 24, 2022 Page 2

Notwithstanding anything in this letter which might be construed to the contrary, our opinions expressed herein are limited to the laws of the State of New York. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. The opinion expressed herein is based upon the law of the State of New York in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction \\are applicable to the subject matter hereof, and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP